AMENDED AND RESTATED BY-LAWS OF
AMERICAN SOFTWARE, INC.

(As amended through September 25, 2024)

ARTICLE I
OFFICES
Section 1. Registered Office and Agent. The Corporation shall continuously maintain in the state of Georgia a registered office that may be the same as any of the Corporation’s places of business. In addition, the Corporation shall continuously maintain a registered agent whose business office is identical with the registered office. The registered agent may be an individual who resides in the state of Georgia, a domestic corporation or nonprofit domestic corporation, or a foreign corporation or nonprofit foreign corporation authorized to transact business in the state of Georgia.
Section 2. Other Offices. In addition to having a registered office, the Corporation may have other offices, located in or out of the state of Georgia, as the Corporation’s Board of Directors may designate from time to time.
ARTICLE II
SHAREHOLDERS MEETINGS
Section 1. Annual Meeting. The Annual Meeting of shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place in the United States as may be determined by the Board of Directors, within one hundred twenty (120) days following the end of the Corporation’s fiscal year, or at such other time and date following the close of the fiscal year as shall be determined by the Board of Directors, for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.
Section 2. Special Meetings.
(a)Special meetings of the shareholders may be called only as provided in these By- Laws or the Articles of Incorporation. Special meetings (i) may be called by the Chairman of the Board of Directors, and (ii) shall be called by the Chairman of the Board of Directors or the Secretary within ten (10) days after receipt of the written request of (A) a majority of the total number of Directors which the Corporation would have if there were no vacancies (the “Whole Board”) or (B) the holders (each, a “Requesting Shareholder”) of at least 25% of the then outstanding shares of Common Stock (the “Requisite Percentage”) together with the information required by this Section 2, Article II Section 6 and Article III Section 3, as applicable; provided that the shares constituting the Requisite Percentage are determined to be Net Long Shares (as defined in Section 2(c)) that have been held continuously for at least one year prior to the date the request for a special meeting is submitted by the Requesting Shareholders (the “One-Year Period”). Any such request by a majority of the Whole Board shall be sent to the Chairman of the Board of Directors and the Secretary and shall state the purpose or purposes of the proposed meeting. Any such request by a Requesting Shareholder shall comply with the requirements set forth in these By-Laws. At a special meeting of shareholders, only such business shall be conducted or considered as shall have been stated in the notice of the meeting given by or at the direction of the Board of Directors. If the request for the meeting is received from shareholders pursuant to this Section 2, the Board of Directors shall have the authority to submit additional matters to the shareholders and to cause other business to be transacted and to fix the time and place (if any) of the applicable meeting in accordance with Article II. Shareholders are permitted to call special meetings only as and to the extent provided in Section 2(a)(ii)(B) and shall not otherwise be permitted to propose business to be brought before a special meeting of shareholders.
(b)Notwithstanding the provisions of Section 2(a), a special meeting shall not be held if requested by the shareholders and the written request shall be deemed to be invalid and withdrawn if (i) the written request does not comply with these By-Laws, (ii) the business specified in the written request is not a proper subject for shareholder action under applicable law, these By-Laws or the Articles of Incorporation, (iii) the business specified in the written request is reserved for action by the Board of Directors under applicable law, these By-Laws or the Articles of Incorporation, (iv) the Board of Directors has called or calls for an annual or special meeting of shareholders to be held within sixty (60) days after the Secretary receives the written request and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the written request, (v) the written request is received by the Secretary during the period commencing ninety (90) days prior to the anniversary date of the prior year’s Annual Meeting of shareholders and ending on the date of the final adjournment of the subsequent Annual Meeting of shareholders, (vi) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of shareholders held within sixty (60) days prior to receipt by the Secretary of the written request (and, for purposes of this clause (vi), the nomination, election or removal of Directors shall be deemed a “Similar Item” with respect to all items of business involving the nomination, election or removal of Directors, the changing of the size of the Board of Directors and the filling of vacancies or newly created Directorships), or (vii) the written request was made in a manner that involved a violation of applicable law. If none of the Requesting Shareholders appear or send a qualified representative to present the item of business for consideration at the special meeting, such item of business shall not be submitted for vote of the shareholders at such special meeting. Unless otherwise set forth in these By-Laws, whether the Requesting Shareholders have complied with the requirements of this Section 2 and related provisions of these By-Laws shall be determined in good faith by the Board of Directors, which determination shall be exclusive and binding on the Corporation and the shareholders of the Corporation.
(c)For purposes of determining the Requisite Percentage, “Net Long Shares” shall be determined with respect to each Requesting Shareholder in accordance with the definition of “net long position” set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided that (i) for purposes of such definition, (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant request for a special

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meeting submitted by the Requesting Shareholders, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of Common Stock on the Nasdaq Stock Market (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (D) a “subject security” shall refer to the outstanding Common Stock; and (ii) the net long position of such holder shall be reduced by the number of shares of Common Stock as to which such holder does not, or will not, have the right to vote or direct the vote at the requested special meeting or as to which such holder has, at any time during the One-Year Period, entered into any Derivative Instrument (as defined in Section 6(f)) that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares and that remains in effect. Whether shares constitute “Net Long Shares” shall be decided in good faith by the Board of Directors.
(d)For business or nominations to be properly requested to be brought before a special meeting by a shareholder or shareholders of the Corporation pursuant to Section 2(a)(ii)(B), the Requesting Shareholder(s) must provide, together with the Requesting Shareholder(s)’s written request for a special meeting: (i) documentary evidence to the Secretary that the Requisite Percentage of Net Long Shares have been held continuously for the One-Year Period by each Requesting Shareholder; and (ii) an acknowledgement and agreement by each Requesting Shareholder to promptly notify the Secretary in writing of any decrease after the date on which the special meeting request is delivered to the Secretary in the number of Net Long Shares held by each Requesting Shareholder and that such a decrease shall be deemed a revocation of the special meeting request with respect to such shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied.
Section 3. Notice of Meetings. Written notice of every meeting of shareholders, stating the place, date and hour of the meeting (and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting), shall be given (a) personally or (b) by mail or other means of written communication (including electronic transmission by the Corporation) to each shareholder of record not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be given in any manner permitted by and shall be deemed to be effectively given at the times as provided in the Georgia Business Corporation Code, as amended from time to time (“Code”). A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of such meeting, unless the shareholder at the beginning of the meeting objects to the holding of the meeting or transacting business at the meeting, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. A shareholder may also waive notice of a meeting before or after the date and time stated in the notice, which waiver must be in writing, signed by the shareholder entitled to such notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.
Section 4. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders except as otherwise provided by statute, by the Articles of Incorporation, or by these By-Laws. If a quorum is not present or represented

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at any meeting of shareholders, a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. After adjournment, upon resumption of such meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting (and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting) shall be given to each shareholder of record entitled to vote at the meeting.
Section 5. Voting. When a quorum is present at any meeting, action on a matter brought before such meeting is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the matter is one upon which by express provision of law, these By- Laws or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question. Each shareholder shall at every meeting of shareholders be entitled to one vote, in person or by proxy, for each share of the capital stock having voting power registered in his or her name on the books of the Corporation, but no proxy shall be voted or acted upon after eleven (11) months from its date, unless otherwise provided in the proxy.
Section 6. Order of Business.
(a)The Chairman of the Board of Directors, or such officer of the Corporation designated by a majority of the Whole Board (as such term is defined in Section 2 of these By- Laws), shall call meetings of the shareholders of the Corporation to order and shall act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the shareholders shall determine the order of business and shall have the authority in their discretion to regulate the conduct of any such meeting, including by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders’ meeting; by excluding any shareholder or such shareholder’s proxy from any such meeting based upon the determination by the presiding officer, in their sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat; and by determining the circumstances in which any person may make a statement or ask questions at any such meeting.
(b)At a meeting of the shareholders, only such business shall be conducted or considered as shall have been properly brought before the meeting. To be properly brought before a meeting, business must (i) be (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of a majority of the Whole Board, or (C) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with this Section 6; and (ii) relate to (A) a proper subject for shareholder action under applicable law, these By-Laws and the Articles of Incorporation and (B) a subject that is not expressly reserved for action by the Board of Directors under applicable law, these By-Laws or the Articles of Incorporation.

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(c)For business to be properly requested to be brought before a meeting by a shareholder of the Corporation, the shareholder (i) must be a shareholder of record at the time of (A) the delivery of the notice required by this Section 6, (B) the giving of the notice for such meeting provided for in these By-Laws and (C) the meeting; (ii) must be entitled to vote on such business at such meeting; and (iii) must have given timely notice thereof in writing to the Secretary of the Corporation in accordance with this Section 6. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (i) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first (1st) anniversary of the date on which the preceding year’s Annual Meeting of shareholders took place; provided, however, that in the event that the date of the Annual Meeting is changed by more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such Annual Meeting and not later than the ninetieth (90th) day prior to the date of such Annual Meeting, or if the public announcement of the date of the Annual Meeting is less than one hundred (100) days prior to the date of such meeting, not later than the tenth (10th) day following the day on which public announcement is first made of the changed date of the Annual Meeting; and (ii) in the case of a special meeting called pursuant to Section 2, together with the shareholder’s written request for a special meeting delivered in accordance with Section 2.
(d)A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting: (i)(A) a reasonably detailed description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the reasons why the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its shareholders, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration) and, if the business includes a proposal to amend the By-Laws, the language of the proposed amendment and (C) a reasonably detailed description of all arrangements or understandings between the shareholder and any Shareholder Associated Persons (as defined in Section 6(f)) or other persons, including their names, in connection with the proposed business of the meeting and any material interest of the shareholder and any Shareholder Associated Person in such proposed business; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder and any Shareholder Associated Person; (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder and any Shareholder Associated Person, including any shares of any class of shares of the Corporation as to which such shareholder or Shareholder Associated Person has a right to acquire beneficial ownership, whether exercisable immediately or after the passage of time, (iv) a representation (A) that such shareholder is a holder of record of stock of the Corporation entitled to vote at the meeting on such business and such shareholder or a qualified representative thereof intends to attend the meeting in person to bring such business before the meeting, (B) as to whether such shareholder or any Shareholder Associated Person intends, or is part of a group that intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Corporation entitled to vote and required to approve the business and, if so, identifying the shareholder or Shareholder Associated Persons and (C) as to whether such shareholder or any Shareholder Associated Person intends to engage in or be a participant in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange

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Act) with respect to the business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; (v) a description of any Derivative Instrument made by, entered into, held by or maintained by the shareholder or any Shareholder Associated Person; (vi) a description of any Short Interest (as defined in Section 6(f)) held by or on behalf of the shareholder or any Shareholder Associated Person; (vii) any proportionate interest in shares of the Corporation or Derivative Instruments or Short Interests held, directly or indirectly, by a general or limited partnership in which the shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns the majority interest in the general partner of such general or limited partnership; (viii) any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which the shareholder or any Shareholder Associated Person has a right to vote any shares of the Corporation or which has the effect of increasing or decreasing the voting power of the shareholder or Shareholder Associated Person; (ix) any material pending or threatened legal proceeding involving the Corporation, any affiliate of the Corporation or any of their respective Directors or officers, to which the shareholder or any Shareholder Associated Person or any of their respective affiliates is a party or has a material interest (excluding an interest that is substantially the same as all shareholders);
(x) any rights directly or indirectly held of record or beneficially by the shareholder or any Shareholder Associated Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation; (xi) any equity interests (including any equity interests that the shareholder or Shareholder Associated Person has a right to acquire beneficial ownership at any time in the future), any Derivative Instruments or Short Interests in or any position(s) as a member of the Board of Directors (or equivalent governing body) of any competitor (as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended) of the Corporation held by the shareholder or any Shareholder Associated Person; (xii) any performance-related fees (other than an asset-based fee) to which the shareholder or any Shareholder Associated Person or any affiliate or immediate family member of the shareholder or Shareholder Associated Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation, Derivative Instruments or Short Interests; (xiii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d- 1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act by the shareholder or any Shareholder Associated Person, if any; and
(xiv) any other information relating to the shareholder or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such shareholder or any Shareholder Associated Person in support of the business to be brought before the meeting (all of which information in this Section 6 shall be supplemented by such shareholder if any of the facts set forth in this notice change during the period between the date such notice is sent and the date of the meeting, not later than the earlier of the date that is five days after the event giving rise to such change and the date that is three days prior to the applicable meeting). This Section 6 shall be the exclusive means for a shareholder to submit business (other than business included in the Corporation’s notice of meeting pursuant to Rule 14a-8 under the Exchange Act) before an annual or special meeting of shareholders.
(e)A shareholder is not entitled to have its proposal or business included in the Corporation’s proxy materials solely as a result of such shareholder’s compliance with the

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provisions of this Section 6. The Corporation may require any shareholder submitting notice pursuant to this Section 6 or any Shareholder Associated Person to furnish such other information as may be reasonably required by the Corporation or one of its representatives in good faith to determine compliance with these By-Laws or the accuracy and completeness of any notice or solicitation. Such shareholder or Shareholder Associated Person shall provide such other information within ten (10) calendar days after the Corporation has requested such other information. If such shareholder or Shareholder Associated Person fails to provide such other information within such period, the information as to which other information was requested may be deemed not to have been provided in accordance with these By-Laws. Notwithstanding anything to the contrary in these By-Laws, unless otherwise required by applicable law, if (i) a shareholder intending to propose business at an Annual Meeting or special meeting pursuant to this Section 6 proposes such business except in accordance with the procedures set forth in Section 6; (ii) a shareholder intending to propose business at an Annual Meeting or special meeting pursuant to this Section 6 does not provide the information required under this Section 6 in accordance with the applicable timing requirements set forth in this Section 6; (iii) a shareholder intending to propose business at an Annual Meeting or special meeting pursuant to this Section 6 takes action contrary to the representations made in the applicable notice; (iv) a shareholder or a qualified representative thereof does not attend the meeting in person to present the proposed business; (v) the applicable shareholder notice contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein not misleading; or
(vi) if after being submitted to the Corporation, the applicable shareholder notice was not updated or supplemented in accordance with these By-Laws to cause the information provided in the notice to be true, correct, and complete in all respects, in each case, such business shall not be considered and shall be disregarded, notwithstanding that proxies in respect of such business may have been received by the Corporation. Any updated or supplemented information provided by any shareholder shall not, and shall not be deemed to, cure any deficiencies in any shareholder’s notice, extend any applicable deadlines under these By-Laws or enable or be deemed to permit such shareholder to amend any proposal or to submit any new or amended proposal, including by changing or adding matters, business or resolutions to be brought before a meeting, except as otherwise set forth in these By-Laws.
(f)For purposes of Section 6 “business” shall mean all matters other than nomination of candidates for, and the election of, Directors. Shareholder nominations of Directors for election is governed solely by Article III Section 3 of these By-Laws. Notwithstanding anything in this Section 6 to the contrary, no business shall be conducted at any shareholders meeting except in accordance with the procedures set forth in this Section 6. The presiding officer of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the procedures prescribed in this Section 6 and, if they should so determine, they shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 6, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 6; provided, however, that, subject to applicable law, any references in these By- Laws to the Exchange Act, or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to shareholder proposals. Nothing in this By-Law shall be deemed to apply to or affect any rights of shareholders to request inclusion of proposals in the

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Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act by satisfying the notice and other requirements of Rule 14a-8 in lieu of satisfying the requirements of this By- Law. For purposes of this Section 6 and Article III Section 3 of these By-Laws, a “Shareholder Associated Person” of any shareholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder, (C) any person controlling, controlled by or under common control with such Shareholder Associated Person and (D) any participant (as defined in paragraphs (a)(iii)-(vi) of Instruction 3 of Item 4 of Schedule 14A, or any successor instructions) with such shareholder or beneficial owner in the solicitation of proxies. For purposes of this Section 6 and Article III Section 3 of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Corporation with the United States Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act, or in shareholder correspondence or a shareholder report. For purposes of this Section 6 and of Article III Section 3 of these By-Laws, “acting in concert” shall mean knowingly acting (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, another person where
(A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, but are not limited to, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be “acting in concert” with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A. A person deemed to be “acting in concert” with another person shall be deemed to be “acting in concert” with any third party who is also “acting in concert” with such other person. For purposes of these By-Laws, “Synthetic Equity Position” shall mean the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act); provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination, or otherwise include rights with an exercise or conversion privilege that is not fixed; and, provided, further, that any person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such person as a hedge with respect to a bona fide derivatives trade or

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position of such person arising in the ordinary course of such person’s business as a derivatives dealer. For purposes of these By-Laws “Derivative Instrument” shall mean any Synthetic Equity Position that is, directly or indirectly, held or maintained with respect to any shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of the shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value, dividend or amount of dividend, or volatility of the shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation. For purposes of these By-Laws, “Short Interest” shall mean any agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of Common Stock) the effect or intent of which is to mitigate loss to, to reduce the economic risk (of ownership or otherwise) for, or to manage risk of stock price changes for or to increase the voting power or pecuniary or economic interest of with respect to stock of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of the shares of the Corporation, including any “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) related to any shares of any class or series of shares of the Corporation.
Section 7. Consent of Shareholders. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if all of the shareholders consent thereto in writing, setting forth the action so taken. Such consent shall have the same force and effect as a unanimous vote of shareholders.
Section 8. List of Shareholders; Inspection of Records.
(a)The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving their names and addresses and the number, class and series, if any, of the shares held by each. The officer who has charge of the stock transfer books of the Corporation shall prepare and make, before every meeting of shareholders or any adjournment thereof, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting for the purposes thereof. The said list may be the Corporation’s regular record of shareholders if it is arranged in alphabetical order or contains an alphabetical index.
(b)Shareholders are entitled to inspect the corporate records as and to the extent provided by the Code; provided, however, that only shareholders owning more than two percent (2%) of the outstanding shares of any class of the Corporation’s stock shall be entitled to inspect

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(i) the minutes from any Board of Directors, Board of Directors committee or shareholders meeting (including any records of action taken thereby without a meeting); (ii) the accounting records of the Corporation; or (iii) any record of the shareholders of the Corporation.

ARTICLE III
DIRECTORS
Section 1. Powers. Except as otherwise provided by any legal agreement among shareholders, the property, affairs and business of the Corporation shall be managed and directed by its Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things which are not by law, by any legal agreement among shareholders, by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.
One member of the Board of Directors shall be selected by the Board of Directors to serve as Chairman. The Chairman shall preside at all meetings of shareholders and the Board of Directors and shall have such other powers and duties as may be assigned by the Board of Directors and as otherwise may be set forth herein. Except where by law the signature of the Chief Executive Officer is required, the Chairman shall possess the same power as the Chief Executive Officer to sign all certificates representing shares of the Corporation and all bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation.
Section 2. Number, Qualification and Term of Office. The authorized number of Directors may be determined from time to time only by a vote of a majority of the Whole Board (as defined in Article II Section 2 of these By-Laws) or by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Common Stock entitled to vote generally in the election of Directors, but in no case shall the number of Directors be fewer than three (3) or more than eleven (11). The Directors shall be natural persons of the age of eighteen
(18) years or older, but need not be residents of the State of Georgia or hold shares of stock in the Corporation. At each Annual Meeting of shareholders, all Directors shall be elected to hold office for a one-year term expiring at the next Annual Meeting of shareholders or until such Director’s successor shall have been elected and qualified.
Section 3. Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election as Directors of the Corporation may be made by (i) the Board of Directors or a committee appointed by the Board of Directors, or (ii) any person who
(A) is a shareholder of record at the time of (1) the delivery of the notice required by this Section 3, (2) the giving of notice for the meeting provided for in these By-Laws, and (3) the meeting,
(B) who is entitled to vote for the election of Directors, (C) has nominated a number of nominees that does not exceed the number of Directors that will be elected at such meeting and (D) who complies with the procedures set forth in this Section 3. All nominations by shareholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation: (i) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date on which the preceding year’s Annual Meeting of shareholders took place; provided, however, that in the event that the date of the Annual Meeting is changed by more than thirty

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(30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such Annual Meeting and not later than the ninetieth (90th) day prior to the date of such Annual Meeting, or if the public announcement of the date of the Annual Meeting is less than one hundred (100) days prior to the date of such meeting, not later than the tenth (10th) day following the day on which public announcement is first made of the changed date of the meeting; (ii) in the case of a special meeting called pursuant to Article II Section 2(a)(i) and Section 2(a)(ii)(A) at which Directors are to be elected, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred (120th) day prior to the date of the special meeting (or if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, not later than the tenth (10th) day following the day on which public announcement of the date of such special meeting and of the nominees proposed by the Board of Directors is first made by the Corporation); and (iii) in the case of a special meeting called pursuant to Article II Section 2(a)(ii)(B), together with the shareholder’s written request for a special meeting delivered in accordance with Article II Section 2.
(a)To be in proper written form, such shareholder’s notice shall set forth or include:
(i) with respect to each shareholder and nominee, the information required to be included in a shareholder’s notice pursuant to Article II Section 6(d)(ii) through Section 6(d)(xiv) as applied to an Annual Meeting or special meeting, as applicable, for the election of Directors as if (A) the shareholder delivering notice of nominations of persons for election as Directors of the Corporation were the shareholder providing notice and (B) the nominee(s) for election as Directors of the Corporation were the shareholder providing notice, including, in each case, any information required to be included in such notice with respect to any Shareholder Associated Person; (ii) a reasonably detailed description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) any Shareholder Associated Person, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (iii) a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, any other material relationships, between or among the shareholder and its affiliates and associates, or others acting in concert therewith, on the one hand, and each nominee and his or her affiliates, associates or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if such shareholder or any Shareholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (iv) a completed questionnaire (in the form provided by the Secretary upon written request) with respect to the identity, background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made, (v) a written representation that the nominee (A) is qualified and if elected intends to serve as a Director of the Corporation for the entire term for which such nominee is standing for election and (B) has disclosed to the Corporation any and all actual and potential conflicts of interest of such nominee with the Corporation; (vi) the signed consent of each nominee to being named in the proxy materials and to serve as a Director of the Corporation if so elected; (vii) a written representation as to whether such shareholder or any Shareholder Associated Person intends, or is part of a group that intends,

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to solicit proxies in support of nominees other than the nominees of the Board of Directors or a duly authorized committee thereof in accordance with Rule 14a-19 under the Exchange Act; and
(viii) for any shareholder or Shareholder Associated Person that the notice indicates intends, or is part of a group that intends, to solicit proxies in support of nominees other than the nominees of the Board of Directors or a duly authorized committee thereof in accordance with Rule 14a-19 under the Exchange Act, a written representation and agreement (in the form provided by the Secretary upon written request), on behalf of such shareholder or Shareholder Associated Person and any group of which it is a part, that (A) it intends to comply with and will comply with the requirements of Rule 14a-19, including the requirements of Rule 14a-19(a)(2) or Rule 14a- 19(a)(3) under the Exchange Act (or with the interpretation of such requirements by the SEC with respect to special meetings, if applicable), (B) if it provides notice pursuant to Rule 14a- 19(a)(1) under the Exchange Act, it shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19 under the Exchange Act, including Rule 14a-19(a)(3) under the Exchange Act and
(C) if it (1) provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act and (2) subsequently (x) notifies the Secretary that it no longer intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of Directors in support of nominees other than the Corporation’s nominees or with respect to the names of its nominees, (y) fails to comply with the requirements of Rule 14a-19, including the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or with the interpretation of such requirements by the SEC with respect to special meetings, if applicable), or
(z) fails to deliver to the Secretary, no later than five (5) business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19 under the Exchange Act, including Rule 14a-19(a)(3) under the Exchange Act, then its nomination(s) shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for such nominee(s). All of which information in this Section 3(a) shall be supplemented by such shareholder if any of the facts set forth in this notice change during the period between the date such notice is sent and the date of the meeting, not later than the earlier of the date that is five (5) days after the event giving rise to such change and the date that is three days prior to the applicable meeting. A shareholder shall not be entitled to amend any nomination or submit any new, substitute or amended nomination, including by adding or changing nominees, following the expiration of the time periods set forth in this Section 3. Any updated or supplemented information provided by any shareholder shall not, and shall not be deemed to, cure any deficiencies in any shareholder’s notice, extend any applicable deadlines under these By-Laws or enable or be deemed to permit such shareholder to amend any nomination or to submit any new or substitute nomination, including by changing or adding nominees, except as otherwise set forth in these By-Laws. This Section 3 shall be the exclusive means for a shareholder to make nominations before an annual or special meeting of shareholders. A shareholder is not entitled to have its nominees included in the Corporation’s proxy materials solely as a result of such shareholder’s compliance with the provisions of this Section 3, except to the extent required by Rule 14a-19 under the Exchange Act and other applicable requirements of state and federal law. The presiding officer of the meeting for election of Directors shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 3, and if they should so determine, they shall so declare to the meeting and the defective

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nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in this Section 3; provided, however, to the extent permitted by applicable law, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to shareholder nominations. Without limiting the other provisions and requirements of this Section 3, unless otherwise required by law, if any shareholder or Shareholder Associated Person, or any group of which it is a part, (i) provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act and (ii) subsequently (A) notifies the Secretary that it no longer intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of Directors in support of nominees other than the Corporation’s nominees or with respect to the names of its nominees, (B) fails to comply with the requirements of Rule 14a-19, including the requirements of Rule 14a-19(a)(2) or Rule 14a- 19(a)(3) under the Exchange Act (or with the interpretation of such requirements by the SEC with respect to special meetings, if applicable), or (C) fails to deliver to the Secretary, no later than five business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19 under the Exchange Act, including Rule 14a-19(a)(3) under the Exchange Act, then its nomination(s) shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for such nominee(s). Nothing in this By-Law shall be deemed to apply to or affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act by satisfying the notice and other requirements of Rule 14a-8 in lieu of satisfying the requirements of this By- Law.
(b)In addition, to be eligible to be a nominee for election or reelection as a Director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3(a)) to the Secretary at the principal executive offices of the Corporation a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
(c)The Corporation may require any shareholder submitting notice pursuant to this Section 3, any Shareholder Associated Person or any nominee to furnish such other information

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as may be reasonably required by the Corporation or one of its representatives in good faith to determine compliance with these By-Laws, the accuracy and completeness of any notice or solicitation or the qualifications and eligibility of such nominee to serve as a Director. Such shareholder, Shareholder Associated Person or nominee shall provide such other information within ten (10) calendar days after the Corporation has requested such other information. If such shareholder, Shareholder Associated Person or nominee fails to provide such other information within such period, the information as to which other information was requested may be deemed not to have been provided in accordance with these By-Laws. Notwithstanding anything to the contrary in these By-Laws, unless otherwise required by applicable law, if (i) a shareholder intending to nominate candidates for election at an Annual Meeting or special meeting pursuant to this Section 3 makes such nominations except in accordance with the procedures set forth in Section 3, (ii) a shareholder intending to nominate candidates for election at an Annual Meeting or special meeting pursuant to this Section 3 does not provide the information required under this Section 3 in accordance with the applicable timing requirements set forth in this Section 3, (iii) a shareholder intending to nominate candidates for election at an Annual Meeting or special meeting pursuant to this Section 3 takes action contrary to the representations made in the applicable notice, (iv) a shareholder or a qualified representative thereof does not attend the meeting in person to present the nomination, (v) the applicable shareholder notice contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein not misleading, or (vi) if after being submitted to the Corporation, the applicable shareholder notice was not updated or supplemented in accordance with these By-Laws to cause the information provided in the notice to be true, correct, and complete in all respects, in each case, such nominations shall not be considered and shall be disregarded, notwithstanding that proxies in respect of such nominations may have been received by the Corporation. The Corporation may request that any nominee submit to interviews (which may be conducted by means of conference telephone or other communications equipment) with the Board of Directors or any committee thereof, and such nominee shall, and the shareholder submitting notice pursuant to this Section 3 shall cause the nominee to, make himself or herself available for any such interviews within ten (10) business days following the Corporation’s request.
Section 4. Vacancies. All vacancies, including vacancies resulting from any increase in the number of Directors or from removal of a Director, shall be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director. If there are no Directors in office, then vacancies shall be filled through election by the shareholders. Any Director elected to fill a vacancy shall serve the unexpired term of his or her predecessor and until his or her successor is duly elected and qualified; provided that any Director filling a vacancy by reason of an increase in the number of Directors, where such vacancy is filled by the Directors, shall serve until the next Annual Meeting of shareholders and until his or her successor is duly elected and qualified.
Section 5. Meetings and Notice. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the state of Georgia. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or Chief Executive Officer or by any two (2) Directors on one (1) day’s notice delivered personally or by telephone to each

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Director, including voice messaging system or by electronic transmission by the Corporation, or three (3) days’ notice deposited, first class postage prepaid, in the United States mail. Such notice shall state a reasonable time, date and place of meeting, but the purpose need not be stated therein. A Director may waive any notice required by the Code, the Articles of Incorporation, or these By-Laws before or after the date and time of the matter to which the notice relates, by a written waiver signed by the Director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records; such waiver may be provided electronically by the Director to the Corporation. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of all objections to the place and time of the meeting, or the manner in which it has been called or convened except when the Director states, at the beginning of the meeting, any such objection or objections to the transaction of business.
Section 6. Quorum. At all meetings of the Board of Directors a majority of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Articles of Incorporation, or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 7. Conference Telephone or Electronic Meeting. Unless the Articles of Incorporation or these By-Laws otherwise provide, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or electronic systems which allow all persons participating in the meeting to hear each other. Participation in such a meeting shall constitute presence in person.
Section 8. Consent of Directors. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, setting forth the action so taken, and the writing or writings are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors.
Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate from among its members one or more committees, each committee to consist of two (2) or more Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation except that it shall have no authority with respect to
(a) amending the Articles of Incorporation or these By-Laws; (b) adopting a plan of merger or consolidation; (c) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation; (d) a voluntary dissolution of the Corporation or a revocation thereof; and (e) any other action limited by law. Such committee or committees shall

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have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of each committee may determine its action and may fix the time and place of its meetings, unless otherwise provided by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
Section 10. Removal of Directors. Any Director shall be removable either with or without cause. The removal of any Director, whether with or without cause, shall require the affirmative vote of the holders of a majority of the voting power of the then outstanding shares entitled to vote generally in the election of Directors. A Director may be removed by the shareholders only at a meeting called for the purpose of removing the Director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director.
Section 11. Compensation of Directors. Directors shall be entitled to such reasonable compensation for their services as Directors or members of any committee of the Board of Directors as shall be fixed from time to time by resolution adopted by the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the Board of Directors or any such committee.
ARTICLE IV OFFICERS
Section 1. Number. The officers of the Corporation shall be chosen by the Board of Directors, which shall include a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer and which may include one or more Vice Presidents (any one or more of whom may be given an additional designation of rank or function) and such other officers as the Board of Directors shall deem appropriate. Any number of offices may be held by the same person.
Section 2. Compensation. The salaries of all officers shall be fixed by the Board of Directors or a committee or officer appointed by the Board of Directors.
Section 3. Term of Office. Unless otherwise provided by resolution of the Board of Directors, the principal officers shall be chosen annually by the Board of Directors at the first meeting of the Board of Directors following the Annual Meeting of shareholders of the Corporation, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until his or her successor shall have been chosen and qualified, or until his or her death, resignation or removal.
Section 4. Removal. Any officer may be removed from office at any time, with or without cause, by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby.
Section 5. Vacancies. Any vacancy in an office resulting from any cause may be filled by the Board of Directors.
Section 6. Powers and Duties. The officers shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be

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conferred by the Board of Directors. In addition, the following officers shall each have the powers and duties set forth below:
(a)Chief Executive Officer. The Chief Executive Officer shall be the Chief Executive Officer of the Corporation and shall, in the absence of the Chairman of the Board of Directors, preside at all meetings of shareholders, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. Except where by law the signature of the President is required, the Chief Executive Officer shall possess the same power as the President to sign all certificates representing shares of the Corporation and all bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation.
(b)President. The President shall, in the absence of the Chairman of the Board of Directors and the Chief Executive Officer, preside at all meetings of shareholders. The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed.
(c)Chief Financial Officer. The Chief Financial Officer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors. The Chief Financial Officer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation.
(d)Vice President. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice President in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
(e)Secretary. The Secretary shall cause minutes of all meetings of the Board of Directors and shareholders to be recorded and kept and shall perform or have performed like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an assistant Secretary, shall have authority to affix the same to the instrument requiring it and when so affixed, it may be attested by the Secretary’s signature or by the signature of such assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

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(f)Treasurer. The Treasurer shall have custody of the funds of the Corporation, which shall be kept in such banks or depositories as the Board of Directors may designate. He or she shall keep full and accurate records or receipts and disbursements and perform all other duties pertaining to the office as may be assigned to them by the Board of Directors.
(g)Other Officers. Any other officer of the Corporation shall have such duties and authority as the Board of Directors or Chief Executive Officer shall from time to time assign.

Section 7. Voting Securities of Corporation. Unless otherwise directed by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.
ARTICLE V
SHARE CERTIFICATES AND TRANSFERS
Section 1. Shares of Stock. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Georgia law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of the capital stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the capital stock of the Corporation owned by the shareholder. Any such certificate may bear the seal of the Corporation or a facsimile thereof or may be represented by a global certificate through The Depository Trust Company. Each such certificate shall be signed in the name of the Corporation by the Chief Executive Officer (or in lieu thereof, by the Chairman or the President, if there is one) and may be signed by the Secretary or an Assistant Secretary; provided, however, that where the certificate is signed (either manually or by facsimile) by a transfer agent, or registered by a registrar, the signatures of those officers may be facsimiles. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.
Section 2. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing the issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the allegedly lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or certificates.

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Section 3. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the books of the Corporation. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such shares shall be cancelled, new equivalent uncertificated shares or certificated shares shall be issued to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.
ARTICLE VI
GENERAL PROVISIONS
Section 1. Distributions. Distributions upon the shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meetings, pursuant to law. Distributions may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any distribution, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.
Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal” and “Georgia”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the word “Seal” enclosed in parentheses shall be deemed the seal of the Corporation.
Section 4. Savings Clause. To the extent these By-Laws conflict with any provision of any state or federal law as such laws may be amended from time to time, these By-Laws shall be construed so as not to conflict with said law, and any discretionary actions made hereunder shall be made in accordance with applicable law.
ARTICLE VII INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 1. Indemnification of Directors and Officers. To the fullest extent permitted by law, the Corporation shall indemnify, defend and hold harmless any person (an “Indemnified Person”) who is or was a party, or is threatened to be made a party, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (a “Proceeding”) (other than an action or suit by

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or in the right of the Corporation) by reason of the fact that he or she is or was a Director or officer of the Corporation, or, while a Director or officer of the Corporation, is or was serving in another Corporate Status (as defined below) against all expenses (including, but not limited to, attorneys’ fees and disbursements, court costs and expert witness fees) (collectively, “Expenses”), and against all judgments, fines, penalties and amounts paid in settlement (including any excise tax assessed with respect to an employee benefit plan) (collectively, “Liabilities”) that may be imposed upon or incurred by him or her in connection with or resulting from such Proceeding, if he or she acted in good faith and, in the case of conduct in his or her official capacity, in a manner he or she reasonably believed to be in the best interests of the Corporation, and in all other cases, in a manner he or she reasonably believed to not be opposed to the best interests of the Corporation, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. “Corporate Status” describes
(a) the status of a person who is or was a Director or officer of the Corporation or an individual who, while a Director or officer of the Corporation, is or was serving at the Corporation’s request as a Director, officer, partner, trustee, employee, administrator or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan, entity, or other enterprise, and (b) a person’s service in connection with an employee benefit plan at the Corporation’s request if such person’s duties to the Corporation also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan.
Section 2. Indemnification of Directors and Officers for Derivative Actions. The Corporation shall indemnify, defend and hold harmless any Indemnified Person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed Proceeding by or in the right of the Corporation, by reason of the fact that he or she is or was a Director or officer of the Corporation, or, while a Director or officer of the Corporation, is or was serving in another Corporate Status (a) to the fullest extent permitted by law, against all Expenses that may be imposed upon or incurred by him or her in connection with or resulting from such Proceeding, if he or she acted in good faith and, in the case of conduct in his or her official capacity, in a manner he or she reasonably believed to be in the best interests of the Corporation and in all other cases, in a manner he or she reasonably believed to not be opposed to the best interests of the Corporation, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (b) to the fullest extent permitted by law (including through a determination by a court of competent jurisdiction pursuant to Section 14-2-854 of the Code) against all Expenses and Liabilities that may be imposed upon or incurred by him or her in connection with or resulting from such Proceeding.
Section 3. Indemnification Upon Successful Defense on Merits, Etc. Notwithstanding any other provision of this Article VII, to the extent that an Indemnified Person is, by reason of his or her Corporate Status, a party to and is successful on the merits or otherwise in any Proceeding, the Indemnified Person shall be indemnified against Expenses imposed upon or incurred by him or her in connection with the Proceeding, regardless of whether the Indemnified Person has met the standards set forth in the Code or in this Article VII and without any further action or determination by the Board of Directors of the Corporation or otherwise. If an Indemnified Person is not wholly successful in such Proceeding but is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation

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shall indemnify the Indemnified Person against all Expenses imposed upon or incurred by him or her in connection with each claim, issue or matter with respect to which the Indemnified Person was successful. For the purposes of this Section 3 and without limiting the foregoing, (a) the termination of any claim, issue or matter in any such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter, and (b) a decision by any government, regulatory or self-regulatory authority, agency or body not to commence or pursue any investigation, civil or criminal enforcement matter or case or in any civil suit, shall be deemed to be a successful result as to such claim, issue or matter. If an Indemnified Person is entitled under any provision of the Code or this Article VII to indemnification by the Corporation for some or a portion of the Expenses or Liabilities imposed upon or incurred by him or her in connection with the investigation, defense, appeal or settlement of a Proceeding covered by this Article VII, but is not entitled to indemnification for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnified Person for the portion of such Expenses and Liabilities imposed upon or incurred by him or her to which the Indemnified Person is entitled.
Section 4. Indemnification and Advancement of Expenses for Directors and Officers When Acting as a Witness, Etc. To the fullest extent permitted by law, any Indemnified Person who acts as a witness or other participant in any Proceeding, shall be indemnified by the Corporation against all Expenses imposed upon or incurred by the Indemnified Person in connection therewith.
Section 5. Indemnification of Employees and Agents. The Board of Directors shall have the power to cause the Corporation to provide to any person who is or was an employee or agent of the Corporation all or any part of the right to indemnification and other rights of the type provided under Sections 1, 2, 3, 4, 7 and 12 of this Article VII (subject to the conditions, limitations, obligations and other provisions specified herein), upon a resolution to that effect identifying such employee or agent (by position or name) and specifying the particular rights provided, which may be different for each employee or agent identified. Each employee or agent of the Corporation so identified shall be an “Indemnified Person” for purposes of the provisions of this Article VII.
Section 6. Effectuation of Rights. Sections 1, 2, 3, 4 and 7 of this Article VII are intended to, and shall be deemed to, satisfy the requirements for authorization referred to in Section 14-2- 859(a) of the Code or any successor provision and any other requirements of applicable law such that the Corporation shall be obligated to the maximum extent possible to provide such indemnification and advancement of Expenses without any further requirements for authorization or action referred to in Sections 14-2-853(c) or 14-2-855(c) of the Code or any successor provision, or otherwise. The Corporation shall act in good faith and expeditiously take all actions necessary or appropriate to make available the indemnification, advancement of Expenses and other rights provided for Indemnified Persons in this Article VII and shall expeditiously take all actions necessary or appropriate to remove any impediments or obstacles to such indemnification, advancement of Expenses and other rights. To the extent any determination of entitlement to indemnification is required for purposes of the Code or this Article VII, at the request of the Indemnified Person, such determination shall be made by Special Legal Counsel (as defined below) proposed by the Indemnified Person and reasonably

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acceptable to the Corporation. In the event of any dispute as to whether an Indemnified Person is entitled to indemnification or advancement of Expenses under the Code or this Article VII, the Indemnified Person shall be entitled to an expeditious and final adjudication in the Georgia State-Wide Business Court (the “Business Court”), which the Corporation agrees shall be the exclusive venue for any court action to determine whether the Indemnified Person is entitled to such indemnification or advancement of Expenses. The Corporation shall seek expedited resolution of the matter and agrees that the Business Court may summarily determine the Corporation’s obligation to advance Expenses. The Corporation irrevocably waives trial by jury with respect to the determination whether an Indemnified Person is entitled to indemnification or advancement of Expenses. If an Indemnified Person, pursuant to this Section 6, seeks a judicial adjudication of his or her rights under this Article VII, the Indemnified Person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him of her in such judicial adjudication, but only if he or she prevails therein.
If it shall be determined in such judicial adjudication that the Indemnified Person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the Expenses incurred by the Indemnified Person in connection with such judicial adjudication shall be appropriately prorated. As used in this Section 6, “Special Legal Counsel” means an attorney with an active membership in good standing in the State Bar of Georgia who is experienced in matters of corporate law and neither he or she, nor his or her law firm, presently is, nor in the past five years has been, retained to represent: (i) the Corporation or the Indemnified Person in any other matter material to either such party; or (ii) any other party to the Proceeding giving rise to a claim for indemnification, provided that the term “Special Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnified Person in an action to determine the Indemnified Person’s rights under the Code or this Article VII.
Section 7. Advances. Expenses imposed upon or incurred by an Indemnified Person in defending any Proceeding of the kind described in Sections 1, 2 and 3 hereof shall be paid by the Corporation in advance of the final disposition of such Proceeding as set forth herein. The Corporation shall promptly pay the amount of such Expenses to the Indemnified Person, but in no event later than ten days following the Indemnified Person’s delivery to the Corporation of a written request for an advance pursuant to this Section 7, together with a reasonable accounting of such expenses; provided, however, that the Indemnified Person shall furnish the Corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in the Code or that the Proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation, as authorized by paragraph (4) of subsection (b) of Section 14-2-202 of the Code or any successor provision, and a written undertaking and agreement, executed personally or on his or her behalf, to repay to the Corporation any advances made pursuant to this Section 7 if it shall be ultimately determined that the Indemnified Person is not entitled to be indemnified by the Corporation for such amounts. The Corporation shall make the advances contemplated by this Section 7 regardless of the Indemnified Person’s financial ability to make repayment. Any advances and undertakings to repay pursuant to this Section 7 shall be unsecured and interest-free.

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Section 8. Non-Exclusivity. Subject to any applicable limitation imposed by the Code or the Articles of Incorporation, the indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under applicable law or any bylaw, resolution or agreement, including as may be approved by the Corporation’s shareholders.
Section 9. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who, while a Director, officer, employee, or agent of the Corporation, is or was serving as a Director, officer, trustee, general partner, employee or agent of a subsidiary of the Corporation or, at the request of the Corporation, of any other organization or in any other Corporate Status, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.
Section 10. Security. The Corporation may designate certain of its assets as collateral, provide self-insurance or otherwise secure its obligations under this Article VII, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article VII, as the Board of Directors deems appropriate.
Section 11. Amendment. Any amendment to this Article VII that limits or otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to Proceedings based on actions, events or omissions (collectively, “Post Amendment Events”) occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any Proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under this Article VII to the same extent as if such provisions had continued as part of the By-Laws of the Corporation without such amendment. This Section 11 cannot be altered, amended or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.
Section 12. Agreements. In addition to the rights provided in this Article VII, the Corporation shall have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any person who is or was a Director, officer, employee or agent of the Corporation indemnification rights substantially similar to, or greater than, those provided in this Article VII.
Section 13. Continuing Benefits. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the spouse, heirs, devisees, executors, administrators and other legal representatives of such a person.
Section 14. Successors. For purposes of this Article VII, the terms “the Corporation” or “this Corporation” shall include any corporation, joint venture, trust, partnership or unincorporated

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business association that is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successor shall be liable to the persons indemnified under this Article VII on the same terms and conditions and to the same extent as this Corporation.
Section 15. Severability. Each of the sections of this Article VII, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any other separate section or clause of this Article VII that is not declared invalid or unenforceable. If any section, clause or part of this Article VII is determined to be invalid or unenforceable, the Corporation in good faith shall expeditiously take all necessary or appropriate action to provide the Indemnified Persons with rights under this Article VII (including with respect to indemnification, advancement of Expenses and other rights) that effect the original intent of this Article VII as closely as possible.
Section 16. Additional Indemnification. In addition to the specific indemnification rights set forth herein, the Corporation shall indemnify each of its Directors and officers and advance expenses to its Directors and officers to the full extent permitted by action of the Board of Directors without shareholder approval under the Code or other laws of the state of Georgia as in effect from time to time.
ARTICLE VIII
AMENDMENTS
The Board of Directors shall have power to alter, amend or repeal the By-Laws by majority vote of all of the Directors, but any By-Laws adopted by the Board of Directors may be altered, amended or repealed and new By-Laws adopted, by the shareholders by majority vote of all of the shares having voting power.
ARTICLE IX
FORUM FOR ADJUDICATION OF DISPUTES
Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any shareholder (including a beneficial owner) to bring (a) any derivative action or Proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary or legal duty owed by any current or former Director, officer, employee, shareholder, or agent of the Corporation to the Corporation or the Corporation’s shareholders, including a claim alleging the aiding and abetting of any such breach of fiduciary duty, (c) any action asserting a claim against the Corporation, its current or former Directors, officers, employees, shareholders, or agents arising pursuant to any provision of the Code or the Corporation’s Articles of Incorporation or By-Laws (as either may be amended from time to time), (d) any action asserting a claim against the Corporation, its current or former Directors, officers, employees, shareholders, or agents governed by the internal affairs doctrine, or (e) any action against the Corporation, its current or former Directors, officers, employees, shareholders, or agents asserting a claim identified in O.C.G.A. § 15-5A-3 shall be the Georgia State-Wide Business Court (the “Chosen Court”).

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To the fullest extent permitted by law, if any action the subject matter of which is within the scope of the preceding paragraph is filed in a court (a “Foreign Court”) other than the Chosen Court (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Chosen Court in connection with any action brought in any such Foreign Court to enforce the preceding sentence and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. This Article IX shall not apply to any action asserting claims arising under the Exchange Act or under the Securities Act of 1933, as amended.

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